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                                   EXHIBIT 99
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AT THE COMPANY:
Daniel D. Viren            Roy Youst
SVP-Finance                Dir. Corp. Comm.
(614) 864-6400             (614) 729-7275

FOR IMMEDIATE RELEASE
MONDAY, AUGUST 19, 2002

                 BILL LENICH LEAVES R.G. BARRY CORPORATION POST
                   Tom Coughlin Assumes Greater Responsibility

PICKERINGTON, Ohio - Monday, August 19, 2002 - Gordon Zacks, Chairman of the Board and Chief Executive Officer of R.G. Barry Corporation (NYSE: RGB), today announced that Bill Lenich, President and Chief Operating Officer, has left the Company and its Board of Directors.

"Bill made significant contributions during the time he was with us, and we appreciate his efforts," Mr. Zacks said. "He is leaving to pursue other opportunities, and we wish him the best."

Zacks will assume Lenich's duties as Corporate President and COO.

Tom Coughlin, 45, Corporate Executive Vice President, Sales, will broaden his role and has been named Corporate Executive Vice President, Sales and Marketing, reporting to Zacks. Mr. Coughlin's previous responsibilities at Springs Industries and Rubbermaid make him particularly well qualified to accept his new responsibilities.

The Company does not plan to conduct a search for a president.

R.G. Barry Corporation is the world's largest manufacturer and marketer of slippers. The Company also makes and sells thermal retention technology commercial and consumer products. To learn more about its businesses, visit R.G. Barry Corporation's Web sites at (www.rgbarry.com) and
(www.microcoretechnology.com.)

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